                                                                  EXHIBIT (a)(8)

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY



--------------------------------------          x
David Osher,                                    :
                                                :
            Plaintiff,                          :
                                                :
      v.                                        :     C.A. No. 19593 - NC
                                                :
William P. Foley, II, Patrick F. Stone,         :
John R. Snedegar, Dwayne Walker, Bradley        :
Inman, John McGraw, Richard H. Pickup, Carl     :
A. Strunk, Fidelity National Financial,         :
Inc., Fidelity National Information             :
Solutions, Inc., and Micro General              :
Corporation,                                    :


            Defendants.
--------------------------------------          x
Helen Lapinski,                                 :
                                                :
            Plaintiff,                          :
                                                :
      v.                                        :
                                                :     C.A. No. 19594 - NC
William P. Foley, II, Patrick F. Stone,         :
John R. Snedegar, Dwayne Walker, Bradley        :
Inman, John McGraw, Richard H. Pickup, Carl     :
A. Strunk, Fidelity National Financial,         :
Inc., Fidelity National Information             :
Solutions, Inc., and Micro General              :
Corporation,                                    :
                                                :
            Defendants.
--------------------------------------          x
                                                :
John Calabria, individually and on behalf of    :
all others similarly situated,                  :
                                                :
                  Plaintiff,                    :
                                                :
      v.                                        :
                                                :     C.A. No. 19595 - NC
Bradley Inman, John McGraw, William             :
P. Foley, II, Patrick F. Stone, Dwayne M.       :
Walker, John R. Snedegar, Richard H.            :
Pickup, Carl A. Strunk, Fidelity                :
National Information Solutions, Inc.,           :
and Micro General Corporation,                  :
                                                :
                  Defendants.                   :
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                             ORDER OF CONSOLIDATION

      It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the Actions;

      IT IS, this 22nd day of May, 2002, ORDERED AS FOLLOWS:

      1.    The above-captioned actions shall be consolidated for all purposes.

      2.    Hereafter, papers need only be filed in Civil Action No. 19593 NC.

      3.    The caption of the consolidated action shall be as follows:

            ------------------------------------x
            IN RE MICRO GENERAL CORPORATION     :        CONSOLIDATED
            SHAREHOLDERS LITIGATION             :        C.A. No. 19593 NC
            ------------------------------------x

      4. The law firms of SCHIFFRIN & BARROWAY, LLP, Three Bala Plaza East, Suite 400, Bala Cynwyd, PA 19004, CAULEY GELLER BOWMAN & COATES, LLP, One Boca Place, 2255 Glades Road, Suite 431A, Boca Raton, FL 33431 and ENTWISTLE & CAPPUCI LLP, 299 Park Avenue, New York, NY 10171 are hereby designated as plaintiffs' Co-Lead Counsel. The law firm of ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A., 919 Market Street, Suite 1401, P.O. Box 1070, Wilmington, DE 19899 is designated as Delaware Liaison Counsel for plaintiffs.

      5. All documents previously served and filed to date in any of the cases consolidated herein are deemed a part of the record in the consolidated action. The Complaint filed in C.A. No. 19593 NC is hereby designated as the complaint in the consolidated action. Defendants need not respond to any other complaints filed in the constituent actions.

      6. Plaintiffs' Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs' attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, and provide supervision and coordination of the activities of plaintiffs' counsel.

                                              /s/ LEO STRINE
                                      --------------------------------
                                                  Vice Chancellor


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